                              EMPLOYMENT AGREEMENT

               EMPLOYMENT AGREEMENT dated as of May 15, 1996, between TIME WARNER INC., a Delaware corporation (the "Company"), and Timothy A. Boggs (the "Executive").

               The Company currently employs the Executive on a full-time basis pursuant to an Employment Agreement dated as of February 1, 1992 (the "Prior Agreement") which expired on December 31, 1995. The Company has continued to employ the Executive pursuant to the terms of the Prior Agreement and desires to continue to secure the services of the Executive on a full-time basis subject to the terms and conditions set forth in this Agreement, and the Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

               1. Term of Services. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning May 15, 1996 (the "Effective Date") and ending on December 31, 2000 (the "Term Date") subject, however, to earlier termination as expressly provided herein.

               2. Employment. The Company shall employ the Executive, and the Executive shall serve, as Senior Vice President, Government and Public Affairs of the Company during the term of employment, and the Executive shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as the Board of Directors, the Chief Executive Officer, the President or the Senior Vice President-Communications of the Company may from time to time delegate to the Executive in addition thereto. The Executive agrees, subject to his election as such and without additional compensation, to serve during the term of employment in such particular additional offices of comparable stature and responsibility to which he may be elected from time to time in the Company and its subsidiaries and to serve as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis, (ii) he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, and shall report only to the Senior Vice President - Communications of the Company, the Company's Board of Directors, if so requested, and to such other corporate officer(s) of the Company more senior than the Executive as the Board of Directors shall determine, (iii) he shall have no other employment and, without the prior written consent of the Chief Executive Officer or




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the President of the Company,  no outside business  activities which require the devotion of substantial amounts of the Executive's time and (iv) unless the Executive otherwise consents, the headquarters for the performance of his services shall be the principal executive offices of the Company in the greater Washington, D.C. area, subject to such reasonable travel as the performance of his duties in the business of the Company may require. The foregoing shall be subject to the policies of the Company, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as shall not interfere with the performance of his duties hereunder.

               During the term of employment and so long as the Executive remains on the payroll of the Company, the Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer or the President of the Company, render any services to any other person, or acquire any interest of any type in any other person, that might be deemed in competition with the Company or any of its subsidiaries or affili- ates or in conflict with his full-time, exclusive position as a senior executive officer of the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market pur- chases, securities of any corporation which are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such corporation and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that public company, (b) acquiring, solely as an investment, any securities of a partnership, trust, corporation (other than a corporation that has outstanding securities covered by the preceding clause (a)) or other entity so long as he remains a passive investor in such entity and does not become part of any control group thereof and so long as such entity is not, directly or indirectly, in competition with the Company or any of its subsidiaries or affiliates, or (c) serving as a director of any other public company that is not in competition with the Company or any of its subsidiaries or affiliates. For purposes of the foregoing, a person or entity shall be deemed to be in competition with the Company or any of its subsidiaries or affiliates if he or it engages in any line of business that is substantially the same as either (i) any line of operating business which the Company or any of its subsidiaries or affiliates engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct during the term of employment, or (ii) any operating business that is engaged in or conducted by the Company or any of its subsidiaries or affiliates during the term of employment and as to which, to the knowledge of the Executive, the Company or any of its subsidiaries or affiliates covenants in writing, in connection with the disposition of such business, not to compete therewith (in each case, a "Competitive Entity").



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               3. Compensation.

                  3.1 Base Salary. The Company shall pay or cause to be paid to the Executive a base salary of not less than $300,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives of the Company.

                  3.2 Bonus. In addition to Base Salary, the Executive shall be eligible to receive an annual cash bonus based on the performance of the Company and of the Executive as determined by the Compensation Committee of the Company's Board of Directors or the Company's Chief Executive Officer, President or Senior Vice President-Communications, as the case may be. The Executive's target bonus shall be 100% of the Executive's Base Salary but the Executive acknowledges that the Executive's actual bonus will vary depending upon the performance of the Company and the Executive. The Company may increase, but not decrease, the target bonus from time to time. The Company's determination of the amount, if any, of annual bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as otherwise provided herein. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to other senior executives of the Company.

                  3.3 Deferred Compensation. In addition to Base Salary and bonus as set forth in Sections 3.1 and 3.2, the Executive will be credited with deferred compensation which shall be determined and paid out as provided in this Agreement and in Annex A hereto. During the term of employment, the Company shall credit to a special account maintained on the Company's books for the Executive (the "Account"), monthly, an amount equal to 25% of one-twelfth of Executive's then annual Base Salary. If a lump sum payment is made pursuant to
Section 4.2.2, 4.2.3 or 4.3 hereof, the Company shall credit to the Account at the time of such payment an amount equal to 25% of any portion of such lump sum payment attributable to Base Salary. The Account will be maintained by the Company in accordance with the terms of this Agreement and Annex A until the full amount which the Executive is entitled to receive therefrom has been paid in full.

                  3.4 Deferred Bonus. In addition to any other deferred bonus plan in which the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company as of the Effective Date or at least 15 days prior to the commencement of any subsequent calendar year during the term of employment during which an annual cash bonus would otherwise accrue



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or to which it would relate,  to defer payment of and to
have the Company credit to the Account all or any portion of the Executive's bonus for such year. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

                  3.5 Prior Account. The parties confirm that the Company has maintained a deferred compensation account (the "Prior Account") for the Executive in accordance with the Prior Agreement through the Effective Date. The Prior Account shall be promptly transferred to, and shall for all purposes be deemed part of, the Account and shall continue to be maintained by the Company in accordance with this Agreement. All prior credits to the Prior Account shall be deemed to be credits made under this Agreement, all "Account Retained Income" thereunder shall be deemed to be Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses and other changes shall be deemed to have been made under this Agreement.

                  3.6 Reimbursement. The Company shall pay or reim- burse the Executive for all reasonable expenses actually incurred or paid by the Executive during the term of employment in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                  3.7 No Anticipatory Assignments. Except as specifically contemplated hereunder (including Section 12.8 and the life insurance policies and benefit plans referred to herein), neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute any payment due in the future to such person pursuant to any provision of this Agreement, and any attempt to do so shall be void and will not be recognized by the Company.

                  3.8   Indemnification.   The   Executive   shall  be  entitled
throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or a member of the board of representatives or other governing body of any partnership or joint venture in which the Company has an equity interest (and after the term of employment to the extent relating to his service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.



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               4. Termination.

                  4.1 Termination for Cause. The Company may termi- nate the term of employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, for "cause" but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by the Company's Board of Directors (or a Committee thereof), Chief Executive Officer or President (as the case may be) because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Executive's material breach of any of the covenants provided for in Section 9. Such termination shall be effected by notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and (iii) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

               In the event of termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or equity, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation to the Account accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Sec-tion 3.2 to the Executive in respect of the year prior to the year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights the Executive has under Section 8 through the effective date of termination (except as may be otherwise specifically provided in any such plan or program) or any rights which the Executive has in respect of amounts credited to the Account through the effective date of termination or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of its senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs. The last paragraph of Section 2, the last sentence of Section 3.3 and Sections 3.6, 3.8 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.1.



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                  4.2  Termination  by  Executive  for  Material  Breach  by the
Company and Wrongful Termination by the Company. The Executive shall have the right, exercisable by notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of such notice, the Company shall be in material breach of its obligations hereunder; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by the Executive pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches of its obligations hereunder. The parties acknowledge and agree that a material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to remain as Senior Vice President Government and Public Affairs of the Company; (ii) the Executive being required to report to persons other than those specified in Section 2; (iii) the Company violating the provisions of Section 2 with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); and (iv) unless the Executive otherwise consents, the Company requiring the Executive's primary services to be rendered in an area other than at the Company's principal offices in the greater Washington, D.C. area and (v) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

               The parties agree that in the event of a termination pursuant to this Section 4.2, or in the event of a termination of this Agreement or the term of employment by the Company in breach of this Agreement, the Executive shall be entitled to elect, within 30 days after notice of termination is given by either party, either (A) to cease being an employee of the Company and receive the lump sum payment (and credits) described in Section 4.2.2 or (B) to remain an employee of the Company as provided in Section 4.2.3. After the Executive makes such election, the following provisions shall apply:

                  4.2.1 Regardless of the election made by the Executive, (i) the Executive shall have no further obligations or liabilities to the Company whatsoever, except that the last paragraph of Section 2, Sections 3.8, 4.4 and 4.5, and Sections 6 through 12 and Annex A shall survive such termination and
(ii) the Executive shall be entitled to receive any earned and unpaid Base Salary and deferred compensation accrued through the effective date of such termination and a pro rata portion of the Executive's annual bonus for the year in which such termination occurs through the date of such termination, based on the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company for the two calendar years immediately preceding the year of termination, provided that all or a portion of such pro rata bonus shall be



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credited to the Account in  accordance  with any timely  deferral  election  the
Executive may previously have made pursuant to Section 3.4 hereof.

                  4.2.2 In the event the Executive shall make the election provided in clause (A) above, the Company shall pay to the Executive as damages (or credit to the Account with respect to Section 3.3) within 30 days thereafter in a lump sum (discounted as provided in the immediately following sentence) all amounts otherwise payable (whether or not deferred) pursuant to Section 3 for the year in which such termination occurs and for each subsequent year of the term of employment (assuming that annual bonuses are required to be paid for each such year), with the annual bonuses due the Executive in respect of the balance of the term of employment being equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company (whether or not deferred) for the two calendar years immediately preceding the year of termination; provided, however, that for purposes of this Section 4.2.2, the term of employment shall be deemed to end on the later of (a) the date set forth in Section 1 or (b) the date which is one year from the date of such termination. Any payments required to be made to the Executive upon such termination in respect of Sections 3.1 and 3.2 and the credit to the Account provided for in the penultimate sentence of Section
3.3 shall be discounted to present value as of the date of payment from the times at which such amounts would have been paid absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), in effect on the date of such termination, compounded semi-annually, the use of which rate is hereby elected by the parties hereto pursuant to Treas. Reg. ss.1.280G-1 Q/A 32 (provided that, in the event such election is not permitted under Section 280G of the Code and the regulations thereunder, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code shall be used).

                  4.2.3 In the event the Executive shall make the election provided in clause (B) above, the Executive shall remain an employee of the Company until the later of (a) the Term Date and (b) the date that is one year after the date of termination of the Executive's employment under this Section
4.2 and during such period the Executive shall be entitled to receive, whether or not he becomes disabled during such period, but subject to Section 5 hereof,
(i) Base Salary at an annual rate equal to his Base Salary in effect immediately prior to the notice of termination, (ii) an annual bonus (subject to deferral hereunder) in respect of each calendar year during such period equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the



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Company  (whether  or not  deferred)  for the  two  calendar  years  immediately preceding the year of termination and (iii) deferred compensation as provided in
Section 3.3; provided, however, that if the Executive accepts full-time employment with any other corporation, partnership, trust, government agency or body or other entity during such period or notifies the Company in writing of his intention to terminate his employment during such period, the Executive shall cease to be an employee of the Company effective upon the commencement of such employment, or the effective date of such termination as specified by the Executive in such notice, and shall be entitled to receive as damages within 30 days after such commencement or effective date, a lump sum cash payment
(discounted as provided in Section 4.2.2) for the balance of the Base Salary, deferred compensation (which shall be credited to the Account as provided in the penultimate sentence of Section 3.3) and annual bonuses (assuming no deferral) that the Executive would have been entitled to receive pursuant to this Section
4.2.3 had the Executive remained on the Company's payroll until the end of the period described in the first sentence of this Section 4.2.3. Notwithstanding
the  preceding   sentence,   if  the  Executive  accepts   employment  with  any
not-for-profit entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.3; and the Executive shall not be entitled to receive such lump sum cash payment if he accepts full-time employment with any subsidiary or affiliate of the Company. For purposes of this Agreement, the term "affiliates" shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

                  4.2.4 In the event the Executive shall make the election provided in clause (B) above, then during the period the Executive remains on the payroll of the Company, the Executive will continue to be eligible to receive the benefits required to be provided to the Executive under this Agreement to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. In the event of a termination of this Agreement pursuant to the terms hereof, the Executive shall continue to be an employee of the Company for purposes of any stock option and restricted share agreements and any other incentive plan awards until such time as the Executive shall leave the payroll of the Company.

                  4.2.5 At the time the Executive shall terminate his employment and leave the payroll of the Company pursuant to the provisions of this Section 4.2, the Executive's rights to benefits and payments under any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be



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determined,  subject to the other terms and  conditions  of this  Agreement,  in accordance with the terms and provisions of such Plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if the Executive leaves the payroll of the Company as a result of a termination pursuant to Section 4.2, then all stock options granted to the Executive by the Company (i) shall become immediately exercisable at the time the Executive shall leave the payroll of the Company pursuant to Section 4.2 and (ii) shall remain exercisable (but not beyond the expiration of the option term) until three months after the Term Date.

                  4.2.6 The Executive's rights to receive deferred compensation, and the Company's obligations with respect to the maintenance of the Account and the payment of such deferred compensation, shall be governed by the provisions of Section 3.3 and Annex A.

                  4.2.7 Any obligation of the Executive to mitigate his damages pursuant to Section 4.5 shall not be a defense or offset to the Company's obligation to pay the Executive in full the damages provided in Section 4 hereof, as the case may be, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

                  4.3 End of Term of Employment. At least 120 days prior to the Term Date, the Company and the Executive shall commence discussions regarding a renewal or extension of this Agreement on terms and conditions mutually agreeable to the parties. If at the Term Date, the parties have not agreed to an extension or renewal of this Agreement or on the terms of a new employment agreement and no Disability Period is in effect, then either party may terminate the Executive's employment on 60 days written notice to the other party, which notice may be delivered at any time on or after the November 1st immediately preceding the Term Date. If the Executive shall cause his employment with the Company to terminate on or after the Term Date, then the Executive shall receive Base Salary and deferred compensation through the effective date of termination and a pro rata bonus for the year in which such termination occurs calculated as provided in Section 4.2.1; provided, however, that if the Company has changed the terms or conditions of the Executive's employment from those provided for in this Agreement such that the Executive would have been able to terminate the term of employment pursuant to Section 4.2 if such Section 4.2 had been applicable at the time (without giving effect to any cure right of the Company), then the Executive shall be entitled to the additional benefits described in the next sentence. If the Company shall cause the Executive's employment to terminate on or after the Term Date for any reason (other than cause as defined in Section 4.1, in which case Section 4.1 shall apply, and other than for death or disability, in which case Section 5 or 6



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shall apply), then in lieu of the provisions of Section 4.2, the Executive shall be entitled to receive Base Salary and deferred compensation through the effective date of such termination and a pro rata bonus for the year in which such termination occurs calculated as provided in Section 4.2.1 and shall be entitled to elect by delivery of written notice to the Company, within 30 days after such notice of termination is given, either (A) to cease being an employee of the Company and receive a lump sum payment (and credits) as provided in
Section 4.3.2 or (B) remain an employee of the Company for a period of twelve months pursuant to Section 4.3.3 and receive the payments (and credits) provided in Section 4.3.3. The payments described in this Section 4.3 are in addition to any annual bonus otherwise payable pursuant to Section 3.2 hereof with respect to the last calendar year of the term of employment, which bonus shall be paid in accordance with the Company's then current practices and policies with respect to other senior executives. After the Executive makes such election, the following provisions shall apply:

                  4.3.1 Regardless of the election made by the Executive, at the end of the 60-day notice period provided for in the first sentence of Section
4.3 the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.8, 4.4 and 4.5 and Sections 6 through 12 and Annex A shall survive such termination.

                  4.3.2 In the event the Executive shall make the election provided in clause (A) above, the Company shall pay the Executive (or credit to the Account with respect to Section 3.3) in a lump sum at the end of the 60-day notice period provided for in the first sentence of Section 4.3 an amount (discounted as provided in Section 4.2.2) equal to the sum of (i) one year's Base Salary, (ii) the annual amount of deferred compensation to be credited to the Account pursuant to Section 3.3, and (iii) an amount equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company (or credited to the Account) for the two calendar years immediately preceding the year of termination.

                  4.3.3 In the event the Executive shall make the election provided in clause (B) above, the Executive shall remain an employee of the Company until the date which is twelve months after the end of the 60-day period referred to in the first sentence of Section 4.3 and during such period the Executive shall be entitled to receive, whether or not he thereafter becomes disabled during such period but subject to Section 5, (i) salary at an annual rate equal to the Base Salary, (ii) credits to the Account of deferred compensation as provided in Section 3.3, and (iii) an annual bonus (all or any portion of which may be deferred by the Executive pursuant to Section 3.4) equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company



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


(or credited to the Account) for the two calendar years immediately preceding the year of termination. Except as provided in the next sentence, if the Executive accepts full-time employment with any other entity during such twelve-month period or notifies the Company in writing of his intention to leave the payroll of the Company during such period, the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and shall be entitled to receive a lump sum payment within 30 days after such commencement or such effective date in an amount (discounted as provided in the second sentence of Section 4.2.2) equal to the balance of the Base Salary, deferred compensation (which shall be credited to the Account as provided in the penultimate sentence of Section 3.3.1) and regular annual bonuses the Executive would have been entitled to receive pursuant to this Section 4.3.3 had the Executive remained on the Company's payroll until the end of such twelve-month period. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.3.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.3.3 shall cease and the Executive shall not be entitled to any such lump sum payment.

                  4.4 Release. In partial consideration for and as an express condition of, the Company's obligation to make the payments described in Sections 4.2.2, 4.2.3 and 4.3, the Company shall be entitled to require the Executive to execute and deliver to the Company a release in substantially the form attached hereto as Annex B. If the Company so elects, it shall deliver such release to the Executive within 10 days after written notice of termination is delivered pursuant to Section 4.2 or 4.3, and the Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. If the Executive elects not to execute and deliver such release to the Company within such 21 day period, or if the Executive shall revoke the Executive's consent to such release as provided therein, the Executive's employment with the Company shall terminate as provided in Section 4.2 or 4.3, but the Executive shall receive, in lieu of the payments provided for in said Section 4.2 or 4.3, a lump sum cash payment in an amount determined in accordance with the personnel policies of the Company relating to notice and severance applicable to employees with the length of service and compensation level of the Executive.

                  4.5 Mitigation. In the event of the termination of this Agreement pursuant to Section 4.2 or 4.3, or in the event of the termination of this Agreement or the term of employment by the Company in breach of this Agreement, the Executive shall not be required to seek other employment in order to mitigate his damages



                                       11


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


                  hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code), the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company from losing any tax deductions to which it otherwise would be entitled in connection with such damages if they were not so "contingent on a change". In addition to any obligation under the preceding sentence, and without duplication of any amounts required to be paid to the Company thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under the preceding sentence, thereafter obtains other employment with any entity other than a not-for-profit organization or a governmental body or agency, the total cash salary and bonus received in connection with such other employment, whether paid to him or deferred for his benefit, for services through the Term Date or during the one-year period referred to in Section 4.2 or 4.3, whichever is later, in each case up to an amount equal to (x) the payment actually received by or for the account of the Executive with respect to Base Salary, annual bonus under Section 3.2 and deferred compensation under
Section 3.3 for such period, minus (y) the amount of severance the Executive would have received in accordance with the personnel policies of the Company if the Executive had been job eliminated, shall reduce, pro tanto, any amount which the Company would otherwise be required to pay to him as a result of such termination and, to the extent amounts have theretofore been paid to him by the Company as a result of such termination, such cash salary and bonus shall be paid over to the Company as received with respect to such period, but the provisions of this sentence shall not apply to any type of equity interest, bonus unit, phantom or restricted stock, stock option, stock appreciation right or similar benefit received as a result of such other employment. With respect to the preceding sentences, any payments or rights to which the Executive is entitled by reason of the termination of the Executive's employment pursuant to
Section 4.2 or 4.3 or in the event of the termination of this Agreement or the term of employment by the Company in breach of this Agreement shall be considered as damages hereunder. With respect to the second preceding sentence, the Executive shall in no event be required to pay the Company with respect to any calendar year more than the amount actually received by the Executive or credited to the Account with respect to Base Salary or annual bonus under
Section 3.2 and deferred compensation under Section 3.3 for such year.

                  4.6 Office Facilities. In the event the Executive shall make the election provided in clause (B) of Section 4.2 or 4.3, then for the period beginning on the day the Executive makes such election and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive


                                       12


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


office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment.

                  5. Disability. If during the term of employment the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to credit the Account, when otherwise due, as provided in Section 3 and Annex A, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equalled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus for that portion of the calendar year preceding the Disability Date and shall pay the Executive disability benefits for the longer of (i) the balance of the term of employment or (ii) one year following the Disability Date (in the case of either
(i) or (ii), the "Disability Period") in an amount equal to 75% of (a) what the Base Salary otherwise would have been pursuant to this Agreement had the disability not occurred, and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited to his Account pursuant to Section 3.3 and Annex A as further disability benefits and
(b) the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years for which the annual bonus received by the Executive from the Company was the greatest (which may be deferred by the Executive pursuant to Section 3.4). If during the term of employment and subsequent to the Disability Date the Executive shall fully recover from a disability, the Company shall have the right (exercisable within sixty (60) days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects. If the Company elects not to restore the Executive to full-time service, the Company shall continue to pay the Executive the disability benefits provided for in this
Section 5 (notwithstanding any such recovery by the Executive) and the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the term of employment; and (ii) the provisions of Section 9 and the last sentence of Section 2 shall continue to apply to the Executive during the Disability Period. The advisory services referred to in




                                       13


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


clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The term of employment shall not be extended or be deemed suspended by reason of any period of disability. The Company shall be entitled to deduct from all payments to be made to the Executive during any Disability Period (whether or not there has been a reduction in amounts paid pursuant to this Section 5 and whether or not such payments are made in lieu of Base Salary, bonus or deferred compensation) an amount equal to all disability payments received by the Executive (but only with respect to that portion of the Disability Period occurring during the term of employment) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement except that, Sections 4.2 and
4.3 shall not apply during the Disability Period (unless the Company terminates this Agreement in breach hereof in which case Section 4.2 shall apply) and unless the Company has restored the Executive to full-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and the Executive shall cease to be an employee of the Company at the end of the Disability Period.

                  6. Death. Upon the death of the Executive, this Agreement and all benefits hereunder shall terminate except that (i) the Executive's estate (or a designated beneficiary thereof) shall be entitled to receive the Base Salary and deferred compensation to the last day of the month in which his death occurs and shall be entitled to receive bonus compensation based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two years for which the annual bonus received by the Executive from the Company was the greatest, but prorated according to the number of whole or partial months the Executive was employed by the Company in such year, (ii) such termination shall not affect any vested rights which the




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


Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or any subsidiary or the benefit plans described in Section 8, which vested rights shall continue to be governed by the provisions of such plans, and (iii) the Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to the Executive's estate in a single payment not later than 75 days following such date of death.

                  7. Life Insurance. Subject to the Executive's satisfactory completion of any applications and other documentation and any physical examination that may be required by the insurer for any additional insurance on the Executive, the Company shall obtain $1,000,000 face amount of split ownership life insurance on the life of the Executive. The Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage) during the term of employment, including during the period the Executive remains on the payroll of the Company following a termination pursuant to Section 4.2 or 4.3. The Executive shall be entitled to designate the beneficiary or beneficiaries of such policy which may include a trust. The Executive agrees that at the time of his death, his estate (or the owner of the policy if such owner is a trust as contemplated below) shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of the payment of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance for the benefit of the Executive, and (iv) any unpaid borrowings by the Company) but in no event shall such payment to the Company exceed the death benefit paid under the policy. Except as hereinafter provided, the Company shall own the policy and shall provide by endorsement or collateral assignment as it may deem appropriate for the payment of benefits on the death of the Executive. In the event that the Executive advises the Company in writing within 60 days of the date of this Agreement that the Executive desires to have such policy owned by the trustees of a trust for the benefit of the Executive's designees, the Company shall permit such ownership provided the trustees of the trust enter into a split dollar insurance agreement and collateral assignment in favor of the Company which in the Company's judgment satisfactorily protects the Company's investment in such policy. The provisions of this Section 7 shall be in addition to any other insurance hereafter provided by the Company on the life of the Executive under any group policy.

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


                  8. Other Benefits. To the extent that (a) he is eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executive officers, during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program of the Company now existing or established hereafter.

               To the extent maintained in effect by the Company for its senior executives, the Executive shall also be entitled to participate in any group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. In addition, during the term of employment and for so long as the Executive is an employee of the Company, the Executive shall be entitled to receive other benefits generally available to all senior executive officers of the Company to the extent that he is eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

               9. Protection of Confidential Information.

                  9.1 Covenant. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc., its subsidiaries and affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other organizations that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

                  9.1.1 The Executive will keep secret all confidential matters of the Company and will not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known

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other than as a result of the Executive's  breach of his  obligations  hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent
required  by  applicable  laws  or  governmental   regulations  or  judicial  or
regulatory process;

                  9.1.2 The Executive will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control (other than the Executive's personal tax and accounting records and publicly available documents); and

                  9.1.3 If the term of  employment  is  terminated  pursuant  to
Section 4.1, or if the term of employment terminates as scheduled, for a period of one year after such termination, without the consent of the Company, the Executive shall not employ, and shall not cause any entity of which he is an affiliate to employ, any person who was a full-time executive employee of the Company or any of its affiliates at the date of such termination or within six months prior thereto.

                  9.2 Non-Compete.  If this Agreement is terminated  pursuant to
Section 4.1, 4.2 or 4.3 or by the Company in breach of this Agreement or if the Executive quits in breach of this Agreement, then for the time period specified in the second sentence of this Section 9.2, the Executive shall not (a) become an officer, director, partner or employee of or consultant to or act in any managerial capacity or own an equity interest in excess of one percent in The Walt Disney Company, The News Corporation, The Seagram Company, Ltd., Tele-Communications, Inc. or Viacom Inc. or any of their respective subsidiaries or affiliates (each of the foregoing companies is herein referred to as a "Prohibited Entity" but only if at the time such company is a Competitive Entity) or (b) provide consulting, lobbying or public relations services or activities (collectively "Lobbying Services") to or for any Prohibited Entity whether directly or indirectly through a separate firm or entity, provided that this clause (b) shall not prevent the Executive from becoming an officer, employee or partner of a firm or entity (or providing Lobbying Services to a firm or entity) that in turn provides Lobbying Services to a Prohibited Entity so long as the Executive is not directly or indirectly involved in providing such Lobbying Services to such Prohibited Entity. If the Executive's employment is terminated pursuant to Section 4.1, 4.2 or 4.3 of this Agreement or by the Company in breach of this Agreement or if the Executive quits in breach of this Agreement, then (i) so long as the Executive remains on the payroll of the Company, the last paragraph of Section 2 shall apply and (ii) if the Executive leaves the payroll of the Company within 12 months

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


after the effective date of any notice of termination delivered hereunder, then the provisions of this Section 9.2 shall apply for the remainder of such 12-month period.

                  9.3 Specific Remedy.  In addition to the provisions of Section
9.4 and such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of the last paragraph of Section 2 or any of the provisions of Sections 9.1 or 9.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  9.4 Liquidated Damages. If the Executive breaches the provisions of Section 9.2, the Executive shall pay to the Company as liquidated damages an amount equal to the product of (i) the sum of (x) the monthly Base Salary and deferred compensation payable to the Executive immediately prior to his termination of employment with the Company, plus (y) one-twelfth of the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) received by the Executive from the Company for the two calendar years immediately preceding the year of such termination, multiplied by (ii) the number of months remaining in the non-compete period applicable to the Executive under Section 9.2 at the time of such breach. The Company shall be entitled to offset any amounts owed by the Executive to the Company under this Section 9.4 against any amounts owed by the Company to the Executive under any provision of this Agreement or otherwise, including without limitation, amounts payable to the Executive under Sections 4.2 or 4.3. The Company and the Executive agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to the Company upon a breach of Section 9.2 by the Executive and further agree that the damages set forth in this Section 9.4 are reasonable, and not a penalty, based upon the facts and circumstances of the parties and with due regard to future expectations.

                  10. Ownership of Work Product. The Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that, unless the Company otherwise agrees in writing, all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial

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


or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall further, unless the Company otherwise agrees in writing, (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

               11. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given at the time personally delivered, the day after being sent by overnight courier, or three days after being mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                  11.1 If to the Company:

                       Time Warner Inc.
                       75 Rockefeller Plaza
                       New York, New York 10019

                       Attention:  General Counsel

                       (with a copy, similarly addressed
                       but Attention:  Vice President - Executive
                       Compensation and Organization Development

               11.2 If to the Executive, to the address set forth on the records of the Company.

               12. General.

                  12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  12.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.3 Entire Agreement. This Agreement, including Annexes A and
B, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including without limitation, the Prior Agreement.

                  12.4 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                  12.5 Assignability. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company, whether by merger, purchase of stock or assets or otherwise, and the Company shall cause such successor expressly to assume such obligations.

                  12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  12.7  Resolution  of  Disputes.  Any  dispute  or  controversy arising with respect to this Agreement may be referred by either party to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section
12.7. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

                  12.8 Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate in writing filed with the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                  12.9 No Conflict. The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the Company is not a party to any agreement or understanding which would prevent the fulfillment by the Company of the terms of this Agreement or pursuant to which performance by the Company of its obligations hereunder would constitute a breach or conflict.

                  12.10 Withholding Taxes. Payments made to the Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                  12.11 Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  12.12 No Offset. Except as set forth in Section 9.4, neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            TIME WARNER INC.


                                                /s/ Tod M. Hullin
                                            By:_________________________________



                                               /s/ Timothy A. Boggs
                                               _________________________________
                                               Timothy A. Boggs

                                                                         ANNEX A

                          DEFERRED COMPENSATION ACCOUNT

               A.1 Investments. Funds credited to the Account, at the Company's option, shall either be actually invested and reinvested, or deemed invested and reinvested, in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be either actually purchased and sold, or deemed to have been purchased or sold, for the Account on the date of reference. Such purchases may be made or deemed to be made on margin; provided that the Company may, from time to time, by written notice to the Executive and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive and the Investment Advisor, cause all eligible securities theretofore purchased or deemed purchased on margin to be sold or deemed sold. The Investment Advisor shall notify the Executive in writing of each transaction within five business days thereafter and shall render to the Executive written monthly reports as to the current status of the Executive's Account. In the case of any purchase, the Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased or deemed to have been purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased or deemed to have been purchased. In the case of any sale, the Account shall be charged with the quantity and kind of securities sold or deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold or deemed to have been sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Company on the date of reference, the actual purchase or sale price per security to the Company or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Company as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Account, including determining the fair market value of such security. The Account shall be charged currently with all interest paid or deemed payable by the Account with respect to any credit extended or deemed extended to the Account. Such interest shall be charged to the Account, for margin purchases actually made, at the rates and times actually paid by the Account and, for margin purchases deemed to have been made, at the rates and times then charged by an investment banking firm designated by the Company with which the Company does significant business. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Account, for transactions actually made, at the rates and times actually paid and, for transactions deemed to have been made, at the rates and times then charged for transactions of like size and kind by an investment banking firm designated by the Company with which the Company does significant business.

               A.2 Dividends and Interest. The Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held or deemed to be held therein. Dividends shall be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities held or deemed to be held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as the Investment Advisor has with respect to the balance of the Account.

               A.3 Adjustments. The Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held or deemed to be held therein.

               A.4 Obligation of the Company. The Company shall not be required to purchase, hold or dispose of any of the securities designated by the Investment Advisor; however, whether or not it elects to purchase or sell any such securities, such transactions shall be deemed to have been made and the Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, deemed payable by the Company and attributable to such transactions (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5), but no other costs of the Company. The only obligation of the Company is its contractual obligation to make payments to the Executive measured as set forth below. To the extent that the Company, in its discretion, purchases or holds any of the securities designated by the Investment Advisor, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of the Account. Neither the Executive nor his legal representative or any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company in respect of any portion of the Account.

               A.5 Taxes. The Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received or deemed to have been received by the Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are deemed to have been sold pursuant to Section A.1 or A.6. The Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made or deemed to be made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made or deemed to be made pursuant to Section
A.1. If any of the sales of the securities which are deemed to have been sold pursuant to Section A.1 or A.6 results in a loss to the Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Account. For the purposes of this Section A.5, all charges and credits to the Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Account for such year) shall be credited to the Account on the last day of such year. If and to the extent that any such net loss of the Account shall be utilized to determine a credit to the Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

               A.6 Payments. Payments of deferred compensation shall be made as provided in this Section A.6. Except as otherwise specifically provided in this Section A.6, deferred compensation shall be paid monthly for a period of 60 months (the "Pay-Out Period") commencing on the first day of the month after the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason; provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on January 1st of the year following the year in which such event occurs. On each payment date, the Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held or deemed to be held in the Account shall be not less than the payment then due and the Company may select the securities to be sold or deemed sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of monthly payments during the Pay-Out Period, the Account shall be valued on the fifth trading day preceding the first monthly payment of each year of the Pay-Out Period, or more frequently at the Company's election (the "Valuation Date"), by adjusting all of the securities held or deemed to be held in the Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company) and by deducting from the Account the amount of all outstanding indebtedness. The extent, if any, by which the Account, valued as provided in the immediately preceding sentence exceeds the aggregate amount of credits to the Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Account, after all the securities held or deemed to have been held therein have been sold or deemed to have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

               If this  Agreement  is  terminated  by the  Company  pursuant  to
Section 4.1, the Account shall be valued as of the later of (i) the date the Executive ceases to be an employee of the Company and leaves the Company's payroll or (ii) twelve months after the date the Agreement is terminated pursuant to Section 4.1 and, after the securities held or deemed to have been held therein have been sold or deemed to have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

               If the Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid monthly during the Pay-Out Period commencing on the first day of the month following the termination of the Executive's employment with the Company in accordance with the provisions of the first paragraph of this Section A.6.

               If the Executive shall die at any time whether during or after the termination of the Agreement, the Account shall be valued as of the date of the Executive's death and the balance of the Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

               Within 90 days after the end of each taxable year of the Company in which payments have been made from the Account and at the time of the final payment from the Account, the Company shall compute and shall credit to the Account, the amount of the tax benefit assumed to be received by it from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Account pursuant to the preceding sentence in respect of the amounts credited to the Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement to which this Annex is attached,
(ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this

Section A.6 shall be determined in accordance with Section A.5 above.

               A.7. Other Payment Methods. Notwithstanding the foregoing provisions of this Annex A, the Executive may, prior to the commencement of any calendar year elect by written notice to the Company to cause (i) all or any portion of the amounts otherwise to be credited to the Account in such year under Section 3.3 of the Agreement not to be so credited but to be paid to the Executive on the date(s) such credits otherwise would have been made thereunder and/or (ii) all or any portion of the amounts to be credited to the Account under Section 3.3 of the Agreement in such year (after giving effect to clause
(i) above) to be payable from the Account at times earlier than those provided in Section A.6 above but not earlier than the dates on which such amounts were to be credited to the Account.

                                                                         ANNEX B

                                     RELEASE

               Pursuant to the terms of the Employment Agreement made as of November , 1995, between TIME WARNER INC., a Delaware corporation (the
"Company"), 75 Rockefeller Plaza, New York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [NAME], being of lawful age, do hereby release and forever discharge the Company and its officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

               I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

               I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

               WITNESS my hand this ____ day of ___________ , ____.